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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




                                  JULY 31, 1995
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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                     CONTINENTAL MORTGAGE AND EQUITY TRUST
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             (Exact name of registrant as specified in its charter)




       California                         0-10503                94-2738844
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(State of Incorporation)               (Commission              (IRS Employer
                                        File No.)            Identification No.)




10670 North Central Expressway, Suite 300, Dallas, TX               75234
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 (Address of principal executive officers)                        (Zip Code)




Registrant's telephone number, including area code: (214) 692-4700




                            Not Applicable
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        (Former name or former address, if changes since last report)





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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

On July 31, 1995, Continental Mortgage and Equity Trust (the "Trust") purchased McCallum Glen Apartments in Dallas, Texas for $6.0 million. The seller of the property was SII-Glen, Ltd., a Texas limited partnership. The property was constructed in 1986 and consists of 275 units that are 97% occupied. The Trust paid $1.8 million in cash and obtained new mortgage financing in the amount of $4.2 million.

The $6.0 million purchase price is approximately 3.3% of the Trust's assets at
December 31, 1994.   However, this purchase  combined with other property
purchases the Trust has made in 1995, exceed 10% of the Trust's assets at December 31, 1994. The seller has informed the Trust that audited financial statements and supporting data relating to the property's operations for 1994 are not available.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

(a)(3) It is impracticable to provide the required statement of operations for the property acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than September 29, 1995.





                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         CONTINENTAL MORTGAGE AND
                                         EQUITY TRUST





Date:    August 16, 1995                 By:    /s/ Thomas A. Holland
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                                              Thomas A. Holland
                                              Senior Vice President and
                                              Chief Accounting Officer





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